Exhibit 10.1

GUARANTEE AND COLLATERAL AGREEMENT

made by

SPRINT SPECTRUM PLEDGECO LLC, SPRINT SPECTRUM

PLEDGECO II LLC, SPRINT SPECTRUM PLEDGECO III LLC,

SPRINT SPECTRUM LICENSE HOLDER LLC, SPRINT SPECTRUM

LICENSE HOLDER II LLC AND SPRINT SPECTRUM LICENSE

HOLDER III LLC,

each as a Guarantor

in favor of

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

Dated as of October 27, 2016

i

6.8	Restoration of Rights and Remedies	18
6.9	Rights and Remedies Cumulative	18
6.10	Delay or Omission Not Waiver	18
6.11	Waiver of Stay or Extension Laws	18
6.12	Government Approvals	19

SECTION 7 THE TRUSTEE’S AUTHORITY		19

SECTION 8 MISCELLANEOUS		20

8.1	Amendments	20
8.2	Notices	20
8.3	Governing Law	21
8.4	Successors	21
8.5	Severability	21
8.6	Counterpart Originals	21
8.7	Table of Contents, Headings, etc	21
8.8	Waiver of Jury Trial	21
8.9	Submission to Jurisdiction; Waivers	21
8.10	Termination; Partial Release	22
8.11	Third Party Beneficiary	22
8.12	Entire Agreement	22

ii

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of October 27, 2016 made by SPRINT SPECTRUM PLEDGECO LLC, a Delaware limited liability company (“PledgeCo I”), SPRINT SPECTRUM PLEDGECO II LLC, a Delaware limited liability company (“PledgeCo II”), SPRINT SPECTRUM PLEDGECO III LLC, a Delaware limited liability company (and together with PledgeCo I and PledgeCo II, the “PledgeCos” and each, a “PledgeCo”), SPRINT SPECTRUM LICENSE HOLDER LLC, a Delaware limited liability company (“License Holder I”), SPRINT SPECTRUM LICENSE HOLDER II LLC, a Delaware limited liability company (“License Holder II”), SPRINT SPECTRUM LICENSE HOLDER III LLC, a Delaware limited liability company (and together with License Holder I and License Holder II, the “License Holders” and each, a “License Holder”, the License Holders together with the PledgeCos, the “Guarantors” and each, a “Guarantor”) in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as trustee under the Indenture referred to below (in such capacity, together with its successors, the “Trustee”) for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, SPRINT SPECTRUM CO LLC, a Delaware limited liability company (the “Master Issuer”), SPRINT SPECTRUM CO II LLC, a Delaware limited liability company (“Co-Issuer II”), SPRINT SPECTRUM CO III LLC, a Delaware limited liability company (and together with the Master Issuer and Co-Issuer II, the “Issuers” and each, an “Issuer”), the Trustee and Deutsche Bank Trust Company of Americas, as securities intermediary, have entered into the Base Indenture, dated as of the date of this Agreement (as amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplements, the “Base Indenture” and, together with all Series Supplements, the “Indenture”), providing for the issuance from time to time of one or more Series of Notes thereunder; and

WHEREAS, the Indenture and the other Transaction Documents require that the parties hereto execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees for the benefit of the Trustee, on behalf of the Secured Parties, as follows:

SECTION 1

DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Base Indenture Definitions List attached to the Base Indenture as Annex A thereto or otherwise defined in the Base Indenture and used herein shall have the meanings given to them in such Base Indenture Definitions List or elsewhere in the Base Indenture. All rules of construction set forth in Section 1.4 of the Base Indenture apply to this Agreement.

(b) Any terms used in this Agreement (including for purposes of Section 3) that are defined in the UCC and pertain to Collateral shall be construed and defined as set forth in the UCC, unless otherwise defined herein.

(c) The following terms shall have the following meanings:

“Collateral” has the meaning assigned to such term in Section 3.1(a).

“Obligations” means all “Obligations” as such term is defined in the Base Indenture (including for the avoidance of doubt any Class A Make-Whole Prepayment Premium) owed by the Issuers to the Secured Parties under the Indenture and the other Transaction Documents.

“Payment in Full” means (a) payment in full in cash of the principal of, premium (including the Class A Make-Whole Prepayment Premium), fees and interest (including premium (including the Class A Make-Whole Prepayment Premium), fees or interest accruing on or after the commencement of any bankruptcy proceeding, whether or not such premium (including the Class A Make-Whole Prepayment Premium), fees or interest would be allowed in such bankruptcy proceeding) constituting the Obligations; and (b) payment in full in cash of all other amounts that are due and payable or otherwise accrued under the Transaction Documents in each case, solely to the extent owing by the Guarantors or the Issuers, and excluding any contingent indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time.

“Termination Date” has the meaning assigned to such term in Section 2.1(c).

SECTION 2

GUARANTEE

2.1 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Trustee, for the benefit of the Secured Parties, the prompt and complete payment and performance by each Issuer when due (whether at the stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under the Bankruptcy Code) of the Obligations, including all interest, fees, premium and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to any Obligation, whether or not such interest, fees, premium or expenses are enforceable or allowed as a claim in such proceeding. In furtherance of the foregoing and not in limitation of any other right that the Trustee or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Issuer to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby jointly and severally promises to and shall forthwith pay, or cause to be paid, to the Trustee for distribution to the applicable Secured Parties in accordance with the Indenture, in cash, the amount of such unpaid Obligation.

(b) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Trustee or any other Secured Party hereunder.

(c) The guarantee contained in this Section 2 shall remain in full force and effect until the date (the “Termination Date”) on which this Agreement ceases to be of further effect in accordance with Article XII of the Base Indenture, notwithstanding that from time to time prior thereto any Issuer may be free from any Obligations.

(d) The guarantee in this Section 2 is a continuing guarantee and is a guarantee of payment and not merely of collection, and shall apply to all Obligations whenever arising.

(e) No payment made by any of the Issuers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Trustee or any other Secured Party from any Issuer, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable hereunder until the Termination Date.

2.2 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Trustee or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any other Secured Party against any Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any other Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until Payment in Full of the Obligations. If any amount shall be paid to any Guarantor on account of such subrogation, contribution or reimbursement rights at any time when a Payment in Full has not occurred, such amount shall be held by such Guarantor in trust for the Trustee and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations, whether matured or unmatured.

2.3 Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Trustee or any other Secured Party may be rescinded by the Trustee or such other Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee or any other Secured Party, and the Base Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time, and any collateral security, guarantee or right of offset at any time held by the Trustee or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released (it being understood that this Section 2.3 is not intended to affect any rights or obligations set forth in any other Transaction Document). Neither the Trustee nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.4 Guarantee Absolute and Unconditional.

(a) Guarantee Absolute. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Trustee or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; all Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3; and all dealings between any of the Issuers and any of the Guarantors, on the one hand, and the Trustee and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have occurred or been consummated in reliance upon the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Issuers or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to:

(i) the validity or enforceability of the Indenture or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee or any other Secured Party;

(ii) any defense, set-off or counterclaim which may at any time be available to or be asserted by any of the Issuers or any other Person against the Trustee or any other Secured Party;

(iii) any settlement, compromise, release, liquidation or enforcement by any of the Secured Parties of any of the Obligations;

(iv) any application by any of the Secured Parties of the proceeds of any other guaranty of or insurance for any of the Obligations to the payment of any of the Obligations;

(v) the giving by any of the Secured Parties of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of, the Guarantors or any other Person, or to any disposition of any Equity Interest by the Guarantors or any other Person;

(vi) any proceeding by any of the Secured Parties against the Guarantors or any other Person or in respect to any collateral for any of the Obligations, or the exercise by any of the Secured Parties of any of their rights, remedies, powers and privileges under the Transaction Documents, regardless of whether any of the Secured Parties shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement;

(vii) the entering into any other transaction or business dealings with the Guarantors or any other Person;

(viii) the rejection (or similar concept, such as repudiation or recession) of a Transaction Document in a bankruptcy or insolvency proceeding; or

(ix) any other circumstance whatsoever (with or without notice to or knowledge of any Issuer or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Issuer for the Obligations, or of such Guarantor under the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3, in bankruptcy or in any other instance.

When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Trustee or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Issuer, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Trustee or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Issuer, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Issuer, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Trustee or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(b) Waiver of Defenses. The enforceability of this Agreement and the liability of the Guarantors and the rights, remedies, powers and privileges of the Secured Parties under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

(i) the illegality, invalidity or unenforceability of any of the Obligations, any Transaction Document or any other agreement or instrument whatsoever relating to any of the Obligations;

(ii) any disability or other defense with respect to any of the Obligations, including the effect of any statute of limitations, that may bar the enforcement thereof or the obligations of such Guarantor relating thereto;

(iii) the illegality, invalidity or unenforceability of any other guaranty of or insurance for any of the Obligations or any lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for any of the Obligations;

(iv) the cessation, for any cause whatsoever, of the liability of any Issuer or any Guarantor with respect to any of the Obligations;

(v) any failure of any of the Secured Parties to marshal assets, to exhaust any collateral for any of the Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Issuer or any other Person, or to take any action whatsoever to mitigate or reduce the liability of any Guarantor under this Agreement, the Secured Parties being under no obligation to take any such action notwithstanding the fact that any of the Obligations may be due and payable and that any Issuer may be in default of its obligations under any Transaction Document;

(vi) any counterclaim, set-off or other claim which any Issuer or any Guarantor has or claims with respect to any of the Obligations;

(vii) any failure of any of the Secured Parties to file or enforce a claim in any bankruptcy, insolvency, reorganization or other proceeding with respect to any Person;

(viii) any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator or the like of it, or similar proceedings commenced by or against any Issuer or any other Person, including any discharge of, or bar, stay or injunction against collecting, any of the Obligations (or any interest on any of the Obligations) in or as a result of any such proceeding;

(ix) any action taken by any of the Secured Parties that is authorized by this Section 2.4 or otherwise in this Agreement or by any other provision of any Transaction Document, or any omission to take any such action; or

(x) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(c) Waiver of Set-off and Counterclaim, Etc. Each Guarantor expressly waives, to the fullest extent permitted by law, for the benefit of each of the Secured Parties, any right of set-off and counterclaim with respect to payment of its obligations hereunder, and all diligence, presentment, demand for payment or performance, notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor and all other notices or demands whatsoever, and any requirement that any of the Secured Parties exhaust any right, remedy, power or privilege or proceed against any Issuer under the Indenture or any other Transaction Document or any other agreement or instrument referred to herein or therein, or against any other Person, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation, to the fullest extent permitted by applicable law.

(d) Other Waivers. Each Guarantor expressly waives, to the fullest extent permitted by law, for the benefit of each of the Secured Parties, any right to which it may be entitled:

(i) that the assets of any Issuer first be used, depleted and/or applied in satisfaction of the Obligations prior to any amounts being claimed from or paid by such Guarantor;

(ii) to require that any Issuer be sued and all claims against the Issuers be completed prior to an action or proceeding being initiated against such Guarantor; and

(iii) to have its obligations hereunder be divided among the Guarantors, such that each Guarantor’s obligation would be less than the full amount claimed.

2.5 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Trustee or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Issuer or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Issuer or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. The reinstatement provided for in this Section 2.5 shall survive the removal of, or a resignation by, any Person as Trustee as well as the termination of this Agreement.

2.6 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Secured Parties, the obligations of the Issuers under the Indenture may be declared to be forthwith due and payable as provided in Article IX of the Base Indenture (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article IX) for purposes of Section 2.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Issuers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Issuers) shall forthwith become due and payable by the Guarantors for purposes of Section 2.1.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder shall be paid to the Trustee without set-off or deduction or counterclaim in immediately available funds in U.S. Dollars at the office of the Trustee.

2.8 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Issuer’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Trustee nor any other Secured Party shall have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

2.9 Rights of Contribution. The License Holders hereby agree, as between themselves, that if any License Holder shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such License Holder of any Guaranteed Obligations, then each other License Holder, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such License Holder’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a License Holder to any Excess Funding Guarantor under this Section 2.9 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such License Holder under the other provisions of this Section 2 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until Payment in Full.

For purposes of this Section 2.9, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a License Holder that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any License Holder, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such License Holder (excluding any shares of stock or other Equity Interest of any other License Holder) exceeds the amount of all the debts and liabilities of such License Holder (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such License Holder hereunder and any obligations of any other License Holder that have been Guaranteed by such License Holder) to (y) the amount by which the aggregate fair saleable value of all properties of all of the License Holders exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the License Holders hereunder and under the other Transaction Documents) of all of the License Holders, determined with respect to the License Holders that are a party hereto on the Closing Date.

2.10 General Limitation on Obligations. In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 2.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 2.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Each Guarantor agrees that the Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under this Section 2.10 without impairing the guarantee contained in Section 2 or affecting the rights and remedies of any Secured Party hereunder.

SECTION 3

SECURITY

3.1 Grant of Security Interest.

(a) As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and the obligations of the Guarantors under this Agreement, each Guarantor hereby pledges and grants to the Trustee for the benefit of the Secured Parties as hereinafter provided a security interest in all of such Guarantor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by such Guarantor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 3.1(a) being collectively referred to herein as “Collateral”):

(i)

the Spectrum Lease, all lease payments and receivables of any kind payable by the Lessee under the Spectrum Lease, all rights of the License Holders thereunder and all supporting obligations in respect thereof, including any right to payments as a result of any termination event thereunder;

(ii)	the Directly-Held Licenses and all rights to renewal thereof;

(iii)	the Third-Party Lease Agreements;

(iv)	all proceeds from any sale, lease, assignment or transfer of all or any portion of the Directly-Held Licenses and the Third-Party Lease Agreements;

(v)	the Collateral Interests;

(vi)

all accounts, chattel paper, inventory, equipment, instruments, investment property, intellectual property, documents, deposit accounts, commercial tort claims, letter-of-credit rights, money, goods, fixtures, general intangibles and supporting obligations (each term in this clause having the meaning given to it under the UCC in effect in the State of New York on the Closing Date);

(vii)	the Indenture Trust Accounts and all amounts and other property on deposit in or otherwise credited to the Indenture Trust Accounts;

(viii)	any Interest Reserve Letter of Credit;

(ix)	the books and records (whether in physical, electronic or other form) of each of the Guarantors;

(x)	the rights, powers, remedies and authorities of the Guarantors under each of the Transaction Documents to which they are a party;

(xi)

the Contribution Agreements, including all property of every nature, now or hereafter transferred, mortgaged, pledged, or assigned as security for payment or performance of any obligation of any Person to the Guarantors under the Contribution Agreements and all guarantees of such obligations and the rights evidenced by or reflected in the Contribution Agreements;

(xii)	all proceeds of insurance, if any, relating to the Collateral;

(xiii)	all other tangible and intangible personal property whatsoever of each of the Guarantors; and

(xiv)	all proceeds and accrued and future rights to payment with respect to the foregoing;

provided that (A) the Collateral will not include any of the Directly-Held Licenses to the extent that a pledge of the Directly-Held Licenses would violate Requirements of Law (for the avoidance of doubt, the Collateral does include the proceeds derived from the Directly-Held Licenses and their sale, lease, assignment or transfer), (B) the security interest in the Class A Notes Interest Reserve Account, any related Interest Reserve Letter of Credit and any letter-of-credit rights in respect thereof shall only be for the benefit of the Class A Noteholders and the Trustee, in its capacity as trustee for the Class A Noteholders and (C) the Collateral will not include any income from Eligible Investments received in any LC Provider Account (which may be released to the related LC Provider on any applicable Quarterly Payment Date pursuant to Section 5.1(c) of the Base Indenture) or any Excess Interest Reserve Amount payable to any LC Provider as a reimbursement obligation.

(b) The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Agreement by the Guarantors, all as provided in this Agreement. The Trustee, on behalf of the Secured Parties, acknowledges such grant and accepts the trusts under this Agreement in accordance with the provisions of this Agreement. The Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of the Base Indenture).

3.2 Certain Rights and Obligations of the Guarantors Unaffected.

(a) Notwithstanding the grant of the security interest in the Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Guarantors acknowledge that the Manager, on behalf of the Securitization Entities, shall, subject to the terms and conditions of the Management Agreement, have the right, subject to the Trustee’s right to revoke such right in whole or in part, in the event of the occurrence of an Event of Default, (i) to give, in accordance with the Manager Standard, all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given by any Securitization Entity under the Collateral Transaction Documents, and to enforce all rights, remedies, powers, privileges and claims of the Securitization Entities under the Collateral Transaction Documents and (ii) to take any other actions required or permitted to be taken by a Securitization Entity under the terms of the Management Agreement.

(b) The grant of the security interest by the Guarantors in the Collateral to the Trustee on behalf of and for the benefit of the Secured Parties shall not (i) relieve any Guarantor from the performance of any term, covenant, condition or agreement on such Guarantor’s part to be performed or observed under or in connection with any of the Collateral Transaction Documents or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on such Guarantor’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of such Guarantor or from any breach of any representation or warranty on the part of such Guarantor.

(c) Each Guarantor hereby jointly and severally agrees to indemnify and hold harmless the Trustee and each Secured Party (including its directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, and reasonable and documented costs and expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of such Guarantor or otherwise, including the reasonable and documented costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Secured Party in enforcing this Agreement or preserving any of its rights to, or realizing upon, any of the Collateral; provided that the foregoing indemnification shall not extend to any action by the Trustee or any Secured Party which constitutes gross negligence, bad faith or willful misconduct (as determined in a final non-appealable order from a court of competent jurisdiction) by the Trustee or any Secured Party or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, any Person as Trustee as well as the termination of this Agreement.

3.3 Performance of Collateral Transaction Documents. Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to a Collateral Transaction Document promptly following a request from the Trustee or the Control Party to do so and at the Guarantors’ expense, the Guarantors agree jointly and severally to take all such lawful action as permitted under this Agreement as the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) may reasonably request to compel or secure the performance and observance by such Person of its obligations to any Guarantor, and to exercise any and all rights, remedies, powers and privileges lawfully available to any Guarantor to the extent and in the manner requested by the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)), including the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder or to facilitate the Spectrum Realization Procedures.

3.4 Stamp, Other Similar Taxes and Filing Fees. The Guarantors shall jointly and severally indemnify and hold harmless the Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any other Transaction Document to which the Guarantors are a party, or any Collateral. The Guarantors shall pay, and jointly and severally indemnify and hold harmless each Secured Party against, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Agreement or any other Transaction Document to which the Guarantors are a party. The indemnification provided for in this Section 3.4 shall survive the removal of, or a resignation by, any Person as Trustee as well as the termination of this Agreement.

3.5 Authorization to File Financing Statements.

(a) Each Guarantor hereby irrevocably authorizes the Back-Up Manager on behalf of the Secured Parties at any time and from time to time to file or record in any filing office in any applicable jurisdiction financing statements and other filing or recording documents or instruments with respect to the Collateral, including to perfect or record evidence of the security interests of the Trustee for the benefit of the Secured Parties under this Agreement. Each Guarantor authorizes the filing of any such financing statement, other filing, recording document or instrument naming the Trustee as secured party and indicating that the Collateral includes (a) “all assets” or words of similar effect or import regardless of whether any particular assets comprised in the Collateral fall within the scope of Article 9 of the UCC, or (b) as being of an equal or lesser scope or with greater detail. Each Guarantor agrees to furnish any information necessary to accomplish the foregoing promptly upon the Back-Up Manager’s request. Each Guarantor also hereby ratifies and authorizes the filing on behalf of the Secured Parties of any financing statement with respect to the Collateral made prior to the date hereof.

(b) Each Guarantor acknowledges that the Collateral under this Agreement includes certain rights of the Guarantors as secured parties under the Transaction Documents. Each Guarantor hereby irrevocably appoints the Trustee as its representative with respect to all financing statements filed to perfect or record evidence of such security interests and authorizes the Back-Up Manager on behalf of and for the benefit of the Secured Parties to make such filings as they deem necessary to reflect the Trustee, as assignee thereof, as secured party of record with respect to such financing statements.

3.6 Securities Intermediary Each Guarantor hereby appoints the Trustee as Securities Intermediary and acknowledges and agrees to the provisions of Article V of the Indenture as if the same were specifically set forth herein and, without limiting the foregoing, agrees that the agreements and statements of intent of the Issuers in Section 5.5 of the Indenture apply to such Guarantor with respect to each Trustee Account in the name of and/or for the benefit of such Guarantor. The Trustee acknowledges and accepts its appointment as Securities Intermediary pursuant to Article V of the Indenture and acknowledges and agrees that the provisions of Section 5.5 of the Indenture will apply to the Trustee Accounts of the Guarantors mutatis mutandis as if specifically set forth herein.

SECTION 4

REPRESENTATIONS AND WARRANTIES

Each Guarantor hereby represents and warrants, for the benefit of the Trustee and the other Secured Parties, as follows as of the date hereof and as of each Series Closing Date:

4.1 Existence and Power. Each Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Transaction Documents make such qualification necessary except where the failure to be in good standing or to be so qualified could not reasonably be expected to result in a Material Adverse Effect. Each Guarantor has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to (i) carry on its business as now conducted except where the failure to be in good standing or to be so qualified could not reasonably be expected to result in a Material Adverse Effect and (ii) for consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

4.2 Company Authorization. The execution, delivery and performance by each Guarantor of this Agreement and the other Transaction Documents to which it is a party (a) are within such Guarantor’s limited liability company, corporate or other powers and have been duly authorized by all necessary limited liability company, corporate or other action and (b) do not contravene, or constitute a default under, any Requirements of Law with respect to such Guarantor or any Contractual Obligation with respect to such Guarantor or result in the creation or imposition of any Lien on any property of any

Guarantor (other than Permitted Liens), except for Liens created by this Agreement or the other Transaction Documents, except in the case of clause (b) above, the violation of which would not reasonably be expected to result in a Material Adverse Effect. This Agreement and each of the other Transaction Documents to which each Guarantor is a party has been executed and delivered by a duly Authorized Officer of such Guarantor.

4.3 No Consent. No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by each Guarantor of this Agreement or any Transaction Document to which it is a party or for the performance of any of the Guarantors’ obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained or made by such Guarantor prior to the Closing Date or as are permitted to be obtained subsequent to the Closing Date in accordance with Section 4.6 hereof.

4.4 Binding Effect. This Agreement and each other Transaction Document to which a Guarantor is a party is a legal, valid and binding obligation of each such Guarantor enforceable against such Guarantor in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

4.5 Subsidiaries. No Guarantor has any subsidiaries or owns any Equity Interests in any other Person, other than with respect to the Issuers.

4.6 Security Interests.

(a) Each Guarantor owns and has good title to or leasehold interests in, as applicable, its Collateral, free and clear of all Liens other than Permitted Liens. This Agreement constitutes a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected or evidence of which Lien has been recorded, in each case in accordance with the provisions of the Base Indenture, and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, and by an implied covenant of good faith and fair dealing. The Guarantors have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder. Each Guarantor has caused, or shall have caused, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect or otherwise record evidence, as applicable, of the first-priority security interest (subject to Permitted Liens) in the Collateral granted to the Trustee hereunder within ten (10) days of the date of hereof.

(b) Other than the security interest granted to the Trustee hereunder, pursuant to the other Transaction Documents or any other Permitted Lien, none of the Guarantors has pledged, assigned, sold or granted a security interest in the Collateral by grant, pledge, sale, assignment or other means. All action necessary (including the filing of UCC-1 financing statements) to protect and evidence the Trustee’s security interest in the Collateral has been, or shall be, duly and effectively taken, consistent with the obligations set forth in Section 4.6(a) and Section 5.1. No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Guarantor and listing such Guarantor as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except in respect of Permitted Liens or such as may have been filed, recorded or made by such Guarantor in favor of the Trustee, including as assignee in the case of the Contribution Agreements, on behalf of the Secured Parties in connection with this Agreement, and no Guarantor has authorized any such filing.

(c) All authorizations in this Agreement for the Trustee to execute or file financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Agreement are powers coupled with an interest and are irrevocable.

SECTION 5

COVENANTS

5.1 Further Assurances.

(a) Each Guarantor shall do such further acts and things, and execute and deliver to the Trustee and the Back-Up Manager such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest or to record evidence of such security interest, as applicable, subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of this Agreement or the other Transaction Documents or to better assure and confirm unto the Trustee, the Back-Up Manager, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted in the Collateral hereby. The Guarantors intend the security interests granted pursuant to this Agreement in favor of the Secured Parties to be prior to all other Liens (other than Permitted Liens) in respect of the Collateral, and each Guarantor shall take all actions necessary to obtain and maintain, in favor of the Trustee for the benefit of the Secured Parties, a first lien on and a first-priority perfected security interest in the Collateral or to record evidence of such security interest in the Collateral (in each case, except with respect to Permitted Liens). If any Guarantor fails to perform any of its agreements or obligations under this Section 5.1(a), after written notice to such Guarantor by the Trustee or the Back-Up Manager, then the Back-Up Manager may perform such agreement or obligation, and the expenses of the Back-Up Manager incurred in connection therewith shall be payable by the Guarantors upon the Back-Up Manager’s demand therefor in accordance with the Priority of Payments. The Back-Up Manager is hereby authorized to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection or record evidence, as applicable, of the Trustee’s security interest in the Collateral in the manner authorized in Section 3.5(a).

(b) Each Guarantor shall warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever subject to Permitted Liens.

(c) On each Business Day on which amounts are held in the Lease Payment Account, the Manager on behalf of, the License Holders, will cause to be swept and deposited to the Collection Account (including pursuant to standing entitlement orders or other instructions evidencing a distribution in respect of the Collateral Interests issued by the License Holders in the Issuers), for application in accordance with the Priority of Payments, all Lease Payments and any other amounts paid to the License Holders pursuant to the Spectrum Lease.

5.2 Legal Name, Location Under Section 9-307 or 9-301. No Guarantor shall change its location (within the meaning of Section 9-307(e), including for purposes of Section 9-301, of the applicable UCC) or its legal name.

5.3 Covenants Under Indenture. Each Guarantor agrees to comply with each of the covenants in the Indenture that are applicable to such Guarantor.

5.4 No Petition. Each Guarantor agrees that, prior to the date that is one year (or, if longer, the applicable preference period then in effect) and one day after the Obligations have been satisfied and performed in full of all outstanding obligations to pay interest, principal and any other amounts due at maturity or earlier redemption in full under any Securitization Entity financing, it will not initiate against, or join any person in initiating against, the Securitization Entities, in connection with this Agreement, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any applicable federal or state bankruptcy or similar law (collectively, an “Insolvency Proceeding”). Notwithstanding anything to the contrary in this Agreement, this Section 4.04 does not prohibit or limit any Guarantor from proving any claim, exercising any rights or taking any other action in connection with any Insolvency Proceeding initiated by or against the Securitization Entities not in breach of this Section 5.4. Notwithstanding anything to the contrary in this Agreement, this Section 5.4 shall restrict the Guarantors from taking action only against the Securitization Entities. This Section 5.4 will survive the termination of this Agreement.

SECTION 6

REMEDIAL PROVISIONS

6.1 Certain Rights of the Control Party and the Trustee upon Event of Default and Lessee Payment Default Rapid Am Event.

(a) Proceedings To Collect Money. In case any Guarantor shall fail to pay any amounts payable under this Agreement when due, the Trustee at the direction of the Control Party (at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against any Guarantor and collect in the manner provided by law out of the property of any Guarantor, wherever situated, the moneys adjudged or decreed to be payable.

(b) Other Proceedings. As Control Party, the Back-Up Manager acting at the direction of the Controlling Class Representative will (a) upon acceleration of the Class A Notes following an Event of Default and (b) following a Lessee Payment Default Rapid Am Event promptly direct the Trustee to:

(i) proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate proceedings (including any FCC and/or other regulatory filings) as the Control Party (at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or any other Transaction Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Agreement or any other Transaction Document or by law, including any remedies of a secured party under applicable law;

(ii) (A) direct any Guarantor to exercise (and each Guarantor agrees to exercise) all rights, remedies, powers, privileges and claims of any Guarantor against any party to any Collateral Transaction Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to any Guarantor, any the right of any Guarantor to take such action independent of such direction shall be suspended, and (B) if (x) any Guarantor shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) any Guarantor refuses to take such action or (z) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take (or the Control Party on behalf of the Trustee shall take) such previously directed action (and any related action as permitted under this Agreement thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under this Agreement to direct the Guarantors to take such action);

(iii) institute proceedings from time to time for the complete or partial foreclosure with respect to the Collateral; and/or

(iv) sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law and otherwise in compliance with Communications Laws; provided that (i) the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (at the direction of the Controlling Class Representative) and the Trustee shall provide notice to the Guarantors and the Issuers of a proposed sale of Collateral and (ii) in no event shall the Trustee sell the claim under the Spectrum Lease to any Person not an Affiliate of the Lessee other than in connection with a disposition of the Spectrum Portfolio.

(c) Sale of Collateral. In connection with any sale of the Collateral (which may proceed separately and independently from the exercise of other remedies under the Indenture) or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Agreement or any other Transaction Document to the extent permitted by law:

(i) any of the Trustee, any Noteholder and/or any other Secured Party may bid for and purchase the property being sold, subject to the Communications Laws, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii) the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Guarantor of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against any Guarantor, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Guarantor or its successors or assigns; and

(iv) the receipt of the Trustee making such sale shall be a sufficient discharge to any purchaser at such sale for their purchase money, and such purchaser, and their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(d) Application of Proceeds. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee or the Control Party of any of their respective rights hereunder shall be held by the Trustee or the Control Party as additional collateral for the repayment of the Obligations, shall be deposited into the Collection Account and shall be applied as provided in Article V of the Base Indenture.

(e) Attorney in Fact. Upon the occurrence and during the continuance of any Event of Default each of the Trustee and the Control Party is hereby appointed (without the obligation) the attorney in fact of each Guarantor for the purpose of carrying out the provisions of this Section 6 and taking any action and executing any instruments that the Trustee and the Control Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney in fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Trustee shall be entitled under this Section 6 to make collections in respect of the Collateral, the Trustee shall have the right and power to receive, endorse and collect all checks made payable to the order of any Guarantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

(e) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(f) Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

6.2 Waiver of Appraisal, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, each Guarantor for itself and for any Person who may claim through or under it hereby:

(a) agrees that neither it nor any such Person shall step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of this Agreement, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b) waives all benefit or advantage of any such laws;

(c) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of this Agreement; and

(d) consents and agrees that, subject to the terms of this Agreement, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Control Party (at the direction of the Controlling Class Representative)) determine.

6.3 Limited Recourse. Notwithstanding any other provision of this Agreement or any other Transaction Document or otherwise, the liability of the Guarantors to the Noteholders and any other Secured Parties under or in relation to this Agreement or any other Transaction Document or otherwise, is limited in recourse to the property and assets of the Securitization Entities. The proceeds of the property and assets of the Securitization Entities having been applied in accordance with the terms hereof, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against any Guarantor to recover any sums due but still unpaid hereunder or under any of the other agreements or documents described in this Section 6.3, all claims in respect of which shall be extinguished.

6.5 Control by the Control Party. Notwithstanding any other provision hereof, the Control Party (acting at the direction of the Controlling Class Representative, subject to Section 11.4(f) of the Base Indenture) may institute and direct the time, method and place of conducting, any proceeding in respect of any enforcement of the Collateral or conducting any proceeding in respect of any enforcement of Liens on the Collateral or conducting any proceeding for any remedy available to the Trustee and to direct the exercise of any trust or power conferred on the Trustee; provided that:

(a) such direction of time, method and place shall not be in conflict with any rule of law, with the Manager Standard (if the Back-Up Manager is acting as Successor Manager), the Back-Up Management Standard or with this Agreement;

(b) the Control Party (at the direction of the Controlling Class Representative) may take any other action deemed proper by the Control Party (at the direction of the Controlling Class Representative) that is not inconsistent with such direction (as the same may be modified by the Control Party (with the consent of the Controlling Class Representative)); and

(c) such direction shall be in writing;

provided further that, subject to Section 10.1 of the Base Indenture, the Trustee may refuse to follow any direction if it reasonably believes such direction violates law, the Back-Up Management Standard, the Base Indenture or this Agreement or it has not received reasonably satisfactory indemnity. The Trustee will take no action referred to in this Section 6.5 unless instructed to do so by the Control Party in writing.

6.6 The Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to any Guarantor (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 of the Base Indenture. To the extent that the payment of any such compensation, expenses and disbursements of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any of the Noteholders or any other

Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.

6.7 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable and documented attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.7 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.8 of the Base Indenture, a suit by the Control Party or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

6.8 Restoration of Rights and Remedies. If the Trustee, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under this Agreement and such Proceeding has been discontinued or abandoned or dismissed for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

6.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Agreement or any other Transaction Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement or any other Transaction Document, or otherwise, shall not prevent the concurrent or future assertion or employment of any other appropriate right or remedy.

6.10 Delay or Omission Not Waiver. No delay or omission of the Trustee, the Control Party, the Controlling Class Representative, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Lessee Payment Default Rapid Am Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Section 6 or by law to the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture or this Agreement, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party, as the case may be.

6.11 Waiver of Stay or Extension Laws. Each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement or any other

Transaction Document; and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative, but shall suffer and permit the execution of every such power as though no such law had been enacted.

6.12 Government Approvals. Notwithstanding anything to the contrary contained in any Transaction Document, any foreclosure on or sale or other transfer or disposition of any of the Collateral pursuant to the Spectrum Realization Procedures or otherwise, including by way of a sale, transfer, or disposition of Equity Interests in the License Holders or the Issuers, or other exercise of remedies in respect of the Collateral (a “Disposition”), that results in changing the de jure or de facto control of the Directly-Held Licenses or de facto control of the Third-Party Leased Licenses from the License Holders to any other Person shall be conducted in accordance with the Communications Laws and, if and to the extent required thereby, subject to the prior approval of the FCC or any other applicable Governmental Authority. Any Disposition that results in the transfer of any rights to use the spectrum encompassed by any Third-Party Lease Agreement shall require the consent of the Third-Party Lease Counterparty thereunder to the extent required therein, after giving effect to the Third-Party Lease Consent/Assignments. Each Guarantor agrees to take any lawful action that may be necessary or desirable which the Back-Up Manager or the Trustee may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Secured Parties by the Transaction Documents, including specifically, after the occurrence and during the continuance of an Event of Default or after the occurrence of a Lessee Payment Default Rapid Am Event, the use of such Guarantor’s best efforts to assist in obtaining any approval of the FCC and any other Governmental Authority that is then required under the Communications Laws or under any other applicable Requirements of Law and any required consents under the Third-Party Lease Agreements after giving effect to the Third-Party Lease Consent/Assignments for any action or transaction contemplated by any Transaction Document, including the sale or other transfer or disposition of Collateral pursuant to the Spectrum Realization Procedures or otherwise following the occurrence and during the continuance of an Event of Default. Such efforts shall include, to the extent permitted by the Communications Laws, sharing with the Back-Up Manager and the Trustee any FCC registration numbers, account numbers and passwords for the FCC’s electronic filing system, and preparing, certifying and filing (or causing to be prepared, certified and filed) with the FCC or any other applicable Governmental Authority any portion of any application or applications for approval of the assignment or other transfer of control of the Licenses, the Third-Party Lease Agreements or any Issuer or Guarantor required to be filed under Communications Laws for approval of any sale or other transfer or disposition of any part of the Collateral.

SECTION 7

THE TRUSTEE’S AUTHORITY

Each Guarantor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken or omitted by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Guarantors, the Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, it being understood that the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) and the Control Party (at the direction of the Controlling Class Representative) directly shall be the only parties entitled to exercise remedies under this

Agreement; and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. The Trustee (including in its capacity as Securities Intermediary pursuant to Article V of the Indenture) shall be afforded all of the same rights, protections, immunities and indemnities afforded to it under the Indenture as if the same were specifically set forth herein.

SECTION 8

MISCELLANEOUS

8.1 Amendments. None of the terms or provisions of this Agreement may be amended, supplemented, waived or otherwise modified except in accordance with Article XIII of the Base Indenture.

8.2 Notices.

(a) Any notice or communication by the Guarantors or the Trustee to any other party hereto shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to any Guarantor:

Sprint Spectrum Guarantors

c/o Sprint Spectrum, L.P.

6200 Sprint Parkway

Overland Park, Kansas 66251

Attention: General Counsel

Telephone number: (855)-848-3280

If to the Trustee:

Deutsche Bank Trust Company Americas, as Trustee

60 Wall Street, 16th floor, Mail Stop NYC60-1625

New York, NY 10005

Phone: 212-250-4855

Attn: Lou Bodi – Deal ID SPRT16

(b) The Guarantors or the Trustee by notice to each other party may designate different addresses for subsequent notices or communications.

(c) Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice, (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier, (v) other than any notices to be provided to the Trustee (which notices shall be provided in accordance with clauses (i) through (iv) of this clause (c)) when posted on a password-protected website shall be deemed delivered after notice of such posting has been provided to the recipient and (vi) delivered by email shall be deemed delivered on the date of delivery of such notice.

(d) Notwithstanding any provisions of this Agreement to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Agreement or any other Transaction Document.

8.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.4 Successors. All agreements of each of the Guarantors in this Agreement and each other Transaction Document to which it is a party shall bind its successors and assigns; provided, that no Guarantor may assign its obligations or rights under this Agreement or any Transaction Document, except with the written consent of the Control Party (not to be unreasonably withheld or delayed) to the Trustee or as expressly contemplated by the Transaction Documents. All agreements of the Trustee in the Indenture and in this Agreement shall bind its successors as permitted by the Transaction Documents.

8.5 Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.6 Counterpart Originals. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

8.7 Table of Contents, Headings, etc. The Table of Contents and headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

8.8 Waiver of Jury Trial. EACH OF THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.9 Submission to Jurisdiction; Waivers. EACH OF THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE GUARANTORS OR THE TRUSTEE, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH IN SECTION 8.2 OR AT SUCH OTHER ADDRESS OF WHICH THE TRUSTEE OR GUARANTORS SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 8.9 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES. FOR THE AVOIDANCE OF DOUBT, THIS CLAUSE (e) SHALL NOT LIMIT THE RIGHT OF ANY INDEMNIFIED PARTY HEREUNDER TO THE INDEMNIFICATION AMOUNTS OWED TO SUCH PARTY IN ACCORDANCE WITH THE TERMS HEREOF.

8.10 Termination; Partial Release.

(a) This Agreement and any grants, pledges and assignments hereunder shall become effective on the date hereof and shall terminate on the Termination Date.

(b) On the Termination Date, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and each Guarantor shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Guarantors. At the request and sole expense of any Guarantor following any such termination, the Trustee shall deliver to such Guarantor any Collateral held by the Trustee hereunder, and execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request and prepare to evidence such termination.

8.11 Third Party Beneficiary. Each of the Secured Parties, the Back-Up Manager and the Controlling Class Representative is an express third party beneficiary of this Agreement.

8.12 Entire Agreement. This Agreement, together with the Indenture and the other Transaction Documents, contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and writings with respect thereto.

[Signature pages to follow]

IN WITNESS WHEREOF, each of the Guarantors and the Trustee has caused this Guarantee and Collateral Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

SPRINT SPECTRUM PLEDGECO LLC

By:	/s/ Janet M. Duncan
	Name:	Janet M. Duncan
	Title:	Vice President and Treasurer

SPRINT SPECTRUM PLEDGECO II LLC

By:	/s/ Janet M. Duncan
	Name:	Janet M. Duncan
	Title:	Vice President and Treasurer

SPRINT SPECTRUM PLEDGECO III LLC

By:	/s/ Janet M. Duncan
	Name:	Janet M. Duncan
	Title:	Vice President and Treasurer

SPRINT SPECTRUM LICENSE HOLDER LLC

By:	/s/ Janet M. Duncan
	Name:	Janet M. Duncan
	Title:	Vice President and Treasurer

SPRINT SPECTRUM LICENSE HOLDER II LLC

By:	/s/ Janet M. Duncan
	Name:	Janet M. Duncan
	Title:	Vice President and Treasurer

SPRINT SPECTRUM LICENSE HOLDER III LLC

By:	/s/ Janet M. Duncan
	Name:	Janet M. Duncan
	Title:	Vice President and Treasurer

AGREED AND ACCEPTED:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:	/s/ Louis Bodi
	Name	Louis Bodi
	Title:	Vice President

By:	/s/ Maria Inoa
	Name	Maria Inoa
	Title:	Assistant Vice President